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                                                                      Exhibit 5


                            BINGHAM, DANA & GOULD LLP
                               150 FEDERAL STREET
                        BOSTON, MASSACHUSETTS 02110-1726



                                  May 30, 1997



VideoServer, Inc.
63 Third Avenue
Burlington, MA  01803

Dear Ladies and Gentlemen:


       We have acted as counsel for VideoServer, Inc., a Delaware corporation (the "COMPANY"), in connection with the registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of 223,881 shares of the Company's Common Stock, par value $.01 per share (the "SHARES"), pursuant to a Registration Statement on Form S-3 (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission on May 30, 1997, all of which Shares were issued on April 28, 1997 pursuant to the terms of an Asset Purchase Agreement, dated as of March 25, 1997 (the "ASSET PURCHASE AGREEMENT") between the Company and Promptus Communications, Inc.

       As such counsel, we have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise identified or authenticated to our satisfaction, of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate to enable us to express the opinions rendered hereby.

       In our examination, we have assumed the genuineness of all signatures, the conformity to originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document.

       We have also assumed that the Shares were issued and delivered in accordance with the terms of the Asset Purchase Agreement. As to all matters of fact (including without limitation the value placed upon the assets acquired in consideration for the Shares pursuant to the Asset Purchase Agreement), we have relied entirely upon the determinations, representations and statements of the Company; and we have assumed, without independent inquiry, the accuracy of all such determinations, representations and statements.

       This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware.




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VideoServer, Inc.
May 30, 1997
Page 2


      Based upon and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Certain Legal Matters" in the Prospectus included in the Registration Statement.



                                    Very truly yours,


                                    /s/ Bingham, Dana & Gould LLP



                                    BINGHAM, DANA & GOULD LLP